LYRIS, INC. REPORTS 28 PERCENT INCREASE
IN FIRST QUARTER REVENUES

     (WILMINGTON, DE), November 14, 2007—Lyris, Inc. (OTCBB: JLHY: OB), formerly J.L. Halsey Corporation, today reported results for the first quarter of fiscal 2008.

     For the quarter ended September 30, 2007, Lyris reported revenues of $10.7 million, a 28 percent increase over revenues of $8.4 million in the first quarter of fiscal 2007 and a one percent decline versus revenues of $10.8 million in the fourth quarter of fiscal 2007.

     For the first quarter of 2008, the company reported a loss on a GAAP basis of $24,000, or $0.00 per share, compared with a loss on a GAAP basis of $774,000, or $0.01 per share, in the same period a year ago. Net income on a non-GAAP basis was $1.2 million, or $0.01 per diluted share, compared with net income on a non-GAAP basis of $303,000, or $0.00 per diluted share, in the first quarter of 2007. Non-GAAP net income excludes amortization of intangibles of $1.0 million and $903,000 in the first quarters of 2008 and 2007, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $117,000 and $139,000 and losses on discontinued operations of $52,000 and $35,000 in the first quarters of 2008 and 2007, respectively.

     The company said that adjusted EBITDA was $2.0 million in the first quarter of 2008 versus adjusted EBITDA of $1.3 million in the first quarter of fiscal 2007. Total adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, other income and gains or losses on disposal of discontinued operations. A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this press release and at www.lyrisinc.com.

     On-demand services accounted for 66 percent of first quarter 2008 revenues, while licensed software sales accounted for 17 percent and maintenance and services contributed 17 percent.

     “We are pleased with our year-over-year growth in revenues and the 24 percent increase in organic hosted email marketing software revenues,” said Luis Rivera, chief executive officer of Lyris, Inc. “Historically, we have experienced some level of seasonality to our revenues, particularly in the first quarter. Typically, customer email volumes are higher in our second and third quarters,” he noted.

     On November 13, 2007, Lyris announced that it would seek stockholder approval at its 2007 annual meeting of an authorization enabling its board of directors to affect a one-for-four reverse share split as part of its strategy to seek a listing on the NASDAQ or another exchange.

     “We recently announced our name change to Lyris, Inc., and believe it complements our new positioning in the market—including our new platform Lyris HQ. We are launching this week a version of Lyris HQ, which provides a single platform for our email marketing, Web analytics and Web content management solutions. It also incorporates Bid Hero, our new pay-per-click campaign management solution. We believe the technology foundation of this offering, combined with its integration of our existing offerings, provides us distinct competitive advantages and will facilitate our cross-selling initiatives,” Rivera noted.

     Rivera also noted that the company is continuing to implement other integration initiatives and now has consolidated its customer support systems and the applications are now under one hosting environment for the HQ platform.

     In addition, earlier this week Lyris, Inc., announced the appointment of Blaine Mathieu as senior vice president of marketing. He was previously vice president, general manager, at Corel Corporation and has held senior management positions at Adobe, the Gartner Group and several other technology companies.

     “The company is off to a solid start in fiscal 2008 and we believe our new and future product offerings, as well as enhanced sales and marketing initiatives, will drive additional growth during the course of the year,” Rivera said.

Conference Call

     The company will hold a conference call today, November 14, at 8 a.m., Pacific Standard Time (11 a.m., Eastern Standard Time). The teleconference can be accessed by calling (913) 312-1277, passcode 4585096, or via the Internet at www.lyrisinc.com. Please dial in 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through Wednesday, November 21, by telephone at (719) 457-0820, passcode 4585096, or via www.lyrisinc.com.

Non-GAAP Financial Measures

     Non-GAAP net income, EBITDA and adjusted EBITDA are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that non-GAAP net income may be useful in measuring the company’s current operations because it excludes amortization of intangibles, stock-based compensation expense and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations.  Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, other income and gains or losses on disposal of discontinued operations.  EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the Company uses EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our Chief Executive Officer. We believe that EBITDA and adjusted EBITDA also provide useful measurements of liquidity and performance for our investors.    Non-GAAP net income, EBITDA and adjusted EBITDA should not be considered as alternatives to net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as indicators of financial performance or liquidity. Since Non-GAAP net income, EBITDA and adjusted EBITDA are not measures determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and are thus susceptible to varying calculations, as presented they may not be comparable to other similarly titled measures of other companies.  Non-GAAP net income, EBITDA and adjusted EBITDA should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as substitutes or as superior measures to or for, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

About Lyris, Inc.

     Lyris, Inc. (OTCBB: JLHY.OB), formerly J.L. Halsey, is a leading marketing technology company that provides hosted and installed software solutions for marketers at mid-size business. Ziff Davis Media’s Baseline Magazine ranked Lyris, Inc., No. 1 on its list of the fastest-growing software companies with sales under $150 million. Its core solutions—ListManager, Emaillabs, ClickTracks, Sparklist, Hot Banana and Email Advisor—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing Web suites based on sophisticated, yet, easy-to-use Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.lyrisinc.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Important Information

     In connection with the reverse stock split, Lyris has filed a preliminary proxy statement, and will file a definitive proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Lyris and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed reverse stock split.  Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and is included in the preliminary proxy statement (and will be in the definitive proxy statement) relating to the proposed reversed stock split. You may obtain the Lyris preliminary proxy statement and, when it becomes available, the definitive proxy statement and any amendments or supplements thereto and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of Lyris’s definitive proxy statement, when it becomes available, any amendments and supplements to the definitive proxy statement and other relevant documents by writing to Lyris at 103 Foulk Road, Suite 205Q, Wilmington, Delaware 19803, Attn: Investor Relations or at www.lyrisinc.com under the tab “Investor Information” and then under the heading “SEC Filings.”

Precautionary Statements Regarding Forward-Looking Information

     The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in Lyris, Inc’s., filings with the Securities and Exchange Commission available at www.sec.gov. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. J.L. Halsey assumes no duty to publicly update or revise any such statements, whether as a result of new information, future events or otherwise.

Contacts:

Richard McDonald
Director, Investor Relations
Lyris, Inc.
(610) 688-3305
rmcdonald@lyris.com

Loren T. McDonald
Vice President, Corporate Communications
Lyris, Inc.
(650) 388-3542
lmcdonald@lyris.com

Neal B. Rosen
Ruder-Finn
(415) 692-3058
rosenn@ruderfinn.com

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Fiscal Quarter Ended September 30, 2007

		Share Based		Gain on
	GAAP	Compensation	Amortization	Discontinued	Non-GAAP
	Results	Expense	of Intangibles	Operations	Results
Software and services revenue
Software revenue	$1,851				$1,851
Services revenue	8,849				8,849
Software and services revenue	10,700	-	-	-	10,700
Cost of revenues	3,114	(56)			3,058
Amortization of intangibles	602		(602)		-
Gross profit	6,984	56	602	-	7,642
Operating expenses:
General and administrative expenses	3,060	(20)			3,040
Research & development	349	(10)			339
Sales & marketing	2,577	(31)			2,546
Amortization of intangibles	433		(433)		-
Income from operations	565	117	1,035	-	1,717
Interest income	2				2
Interest expense	(354)				(354)
Other income	5				5
Income from continuing operations
before income taxes	218	117	1,035	-	1,370
Income tax provision	190				190
Net income from continuing operations	28	117	1,035		1,180
Gain (loss) on disposal of discontinued
operations, net of tax	(52)			52	-
Net income (loss)	(24)	117	1,035	52	1,180
Net income per share basic and diluted	$(0.00)				$0.01

Shares used to compute net income per share:
Basic	96,359,793				96,359,793
Diluted (1)	96,359,793				98,888,955

(1) 2,529,162 shares representing outstanding common stock options are excluded from the computation of diluted net income per share on a GAAP basis because inclusion of these shares would have been antidilutive. These shares are included in the computation of Non-GAAP diluted net income.

This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company's primary business operations, excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Fiscal Quarter Ended September 30, 2007

Net income	(24)
Interest expense, net	352
Income tax provision	190
Depreciation and amortization	1,273
Total EBITDA	1,791
Non-cash stock compensation expense	117
Other income	(5)
Loss on disposal of discontinued operations	52
Total Adjusted EBITDA	1,955

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, other income and gains or losses on disposal of discontinued operations. We believe that EBITDA and Adjusted EBITDA provide useful measures for our investors because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity and we use EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our Chief Executive Officer. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under United States Generally Accepted Accounting Principles ("GAAP") and should not be considered in isolation or construed as subsitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitablility or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Fiscal Quarter Ended September 30, 2006

Net income	(774)
Interest expense, net	769
Income tax provision	62
Depreciation and amortization	1,077
Total EBITDA	1,134
Non-cash stock compensation expense	139
Other income	-
Loss on disposal of discontinued operations	35
Total Adjusted EBITDA	1,308

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, other income and gains or losses on disposal of discontinued operations. We believe that EBITDA and Adjusted EBITDA provide useful measures for our investors because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity and we use EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our Chief Executive Officer. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under United States Generally Accepted Accounting Principles ("GAAP") and should not be considered in isolation or construed as subsitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitablility or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.